Exhibit 1(a)


                           AMERICAN ELECTRIC POWER COMPANY, INC.

                             Underwriting Agreement

                           Dated ____________________


      AGREEMENT made between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation organized and existing under the laws of the State of New York (the "Company"), and the several persons, firms and corporations (the "Underwriters") named in Exhibit 1 hereto.

                                   WITNESSETH:

      WHEREAS, the Company proposes to issue and sell $__________ principal amount of its [Unsecured Notes] to be issued pursuant to the Indenture dated as of __________, ____, between the Company and The Bank of New York, as trustee (the "Trustee"), as heretofore supplemented and amended and as to be further supplemented and amended (said Indenture as so supplemented being hereafter referred to as the Indenture); and

      WHEREAS, the Underwriters have designated the person signing this Agreement (the Representative) to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement; and

      WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), a registration statement and prospectus or prospectuses relating to the [Unsecured Notes] and such registration statement has become effective; and

      WHEREAS, such registration statement, as it may have been amended to the date hereof, including the financial statements, the documents incorporated or deemed incorporated therein by reference and the exhibits, being herein called the Registration Statement, and the prospectus, as included or referred to in the Registration Statement to become effective, as it may be last amended or supplemented prior to the effectiveness of the agreement (the Basic Prospectus), and the Basic Prospectus, as supplemented by one or more prospectus supplements which includes certain information relating to the Underwriters, the principal amount, price and terms of offering, the interest rate and redemption prices of the [Unsecured Notes], first filed with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein call the Prospectus.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective principal amounts of the [Unsecured Notes] set opposite their names in Exhibit 1 hereto, together aggregating all of the [Unsecured Notes], at a price equal to ______% of the principal amount thereof.

      2. Payment and Delivery: Payment for the [Unsecured Notes] shall be made to the Company or its order by certified or bank check or checks, payable in New York Clearing House funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Representative shall mutually agree in writing, upon the delivery of the [Unsecured Notes] to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and for the other Underwriters. Such payments and delivery shall be made at 10:00 A.M., New York Time, on _______________ (or on such later business day, not more than five business days subsequent to such day, as may be mutually agreed upon by the Company and the Underwriters), unless postponed in accordance with the provisions of Section 7 hereof. The time at which payment and delivery are to be made is herein called the Time of Purchase.

      [The delivery of the [Unsecured Notes] shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York and the Underwriters shall accept such delivery.]

     3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company on the date hereof and at the Time of Purchase and to the following other conditions:

                        (a) That all legal proceedings to be taken and all legal
                  opinions to be rendered in connection with the issue and sale of the [Unsecured Notes] shall be satisfactory in form and substance to Dewey Ballantine LLP, counsel to the Underwriters.

                        (b) That,  at the Time of Purchase,  the  Representative
                  shall be furnished with the following opinions, dated the day of the Time of Purchase, with conformed copies or signed counterparts thereof for the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Dewey Ballantine LLP, counsel to the Underwriters:

                                    (1) Opinion  of  Simpson  Thacher & Bartlett
                        and any of Thomas G. Berkemeyer, Esq., Ann B. Graf, Esq., David C. House, Esq., or William E. Johnson, Esq., counsel to the Company, substantially in the forms attached hereto as Exhibits A and B; and

                                    (2) Opinion of Dewey Ballantine LLP, counsel
                        to the Underwriters, substantially in the form attached hereto as Exhibit C.

                        (c) That the Representative shall have received a letter
                  from Deloitte & Touche LLP in form and substance satisfactory to the Representative, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder,
                  (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

                        (d) That no amendment to the Registration  Statement and
                  that no prospectus or prospectus supplement of the Company relating to the [Unsecured Notes] and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statement which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine LLP, counsel to the Underwriters.

                        (e) That, at the Time of Purchase,  prior to the Time of
                  Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

                        (f) That, at the Time of Purchase,  there shall not have
                  been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

                        (g) That the Company  shall have  performed  such of its
                  obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:
                        (a) As soon as practicable,  and in any event within the
                  time prescribed by Rule 424 under the Act, to file any Prospectus Supplement relating to the [Unsecured Notes] with the Commission; as soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to the
                  Registration Statement or the Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

                        (b) To deliver to the  Underwriters,  without charge, as
                  soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with
                  Section 10(a)(3) of the Act.

                        (c) To furnish to the  Representative a copy,  certified
                  by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to the other Underwriters.

                        (d) For such period of time (not  exceeding nine months)
                  after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company by the Representative) to whom principal amounts of the [Unsecured Notes] may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

                        (e) As  soon  as  practicable,  the  Company  will  make
                  generally available to its security holders and to the Underwriters an earnings statement or statement of the Company and its subsidiaries which will satisfy the provisions of
                  Section 11(a) of the Act and Rule 158 under the Act.

                        (f) To use its best  efforts to qualify  the  [Unsecured
                  Notes] for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

                        (g) To pay all  expenses,  fees and  taxes  (other  than
                  transfer taxes on resales of the [Unsecured Notes] by the respective Underwriters) in connection with the issuance and delivery of the [Unsecured Notes], except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this
                  Section 4) of Dewey Ballantine LLP, counsel to the Underwriters, only in the events provided in paragraph (h) of this Section 4, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

                        (h) If the  Underwriters  shall  not take up and pay for
                  the [Unsecured Notes] due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 7 or 8 hereof, to pay the fees and disbursements of Dewey Ballantine LLP, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the [Unsecured Notes] due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

                        (i)  The  Company  will  timely  file  any   certificate
                  required by the Public Utility Holding Company Act of 1935 in connection with the sale of the [Unsecured Notes].

                        [(j) The  Company  will use its  best  efforts  to list,
                  subject to notice of issuance, the [Unsecured Notes] on the New York Stock Exchange.]

                        [(k)   During  the  period  from  the  date  hereof  and
                  continuing to and including the earlier of (i) the date which is after the Time of Purchase on which the distribution of the [Unsecured Notes] ceases, as determined by the Representative in its sole discretion, and (ii) the date which is 30 days after the Time of Purchase, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any [Unsecured Notes] of the Company or any substantially similar securities of the Company without the consent of the Representative.]

     5. Warranties of and Indemnity by the Company: The Company represents and warrants to, and agrees with you, as set forth below:

                        (a) the  Registration  Statement on its  effective  date
                  complied, or was deemed to comply, with the applicable provisions of the Act and the rules and regulations of the Commission and the Registration Statement at its effective date did not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus at the time that the Registration Statement became effective, and the Prospectus when first filed in accordance with Rule 424(b) complies, and at the Time of Purchase the Prospectus will comply, with the applicable provisions of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission, the Basic Prospectus at the time that the Registration Statement became effective, and the Prospectus when first filed in accordance with Rule 424(b) did not, and the Prospectus at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statements or omissions made in the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter expressly for use in the Registration Statement, the Basic Prospectus or Prospectus, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company.

                        (b) As of the Time of Purchase,  the Indenture will have
                  been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such [Unsecured Notes] will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

                        (c) To the extent  permitted  by law, to  indemnify  and
                  hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in the Registration Statement, in the Basic Prospectus, or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplemental information, in the Prospectus as so amended or supplemented other than amendments or supplements relating solely to securities other than the Notes (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in
                  Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with
                  Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in the Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through you expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act, of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Notes to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Company (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, and such Prospectus, as amended or supplemented, was timely delivered to you by the Company. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(c) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, "Company's counsel"), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Company and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Company and you or any controlling person may arise (and the Company's counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

                        (d) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (e) Since the respective  dates as of which  information
                  is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company.

                        (f) This  Agreement  has  been duly authorized, executed
                  and delivered by the Company.

                        (g) The  consummation by the Company of the transactions
                  contemplated herein will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement.)

                        (h) No authorization,  approval, consent or order of any
                  court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Notes or the transactions by the Company contemplated in this Agreement, except (A) such as may be required under the 1933 Act or the rules and regulations thereunder; (B) such as may be required under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"); (C) the qualification of the Indenture under the 1939 Act; and (D) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

      The Company's indemnity agreement contained in Section 5(c) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the [Unsecured Notes] hereunder.

      6.    Warranties of and Indemnity by Underwriters:

                        (a) Each  Underwriter  warrants and represents  that the
                  information furnished in writing to the Company through the Representative for use in the Registration Statement, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Underwriter.

                        (b) Each Underwriter  agrees, to the extent permitted by
                  law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 5(c) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, or in the Basic Prospectus, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein. The Company agrees promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from you on account of your agreement contained in this Section 6(b) may be sought by the Company, or by any person controlling the Company, to notify you in writing of the commencement thereof, but the Company's omission so to notify you of any such action shall not release you from any liability which you may have to the Company or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(b).

      The  indemnity  agreement  on the part of each  Underwriter  contained  in
Section 6(b) hereof, and the warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the [Unsecured Notes] hereunder.

      7. Default of Underwriters: If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of [Unsecured Notes] which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of [Unsecured Notes] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the [Unsecured Notes], the other Underwriters shall be obligated severally in the proportions which the amounts of [Unsecured Notes] set forth opposite their names in Exhibit 1 hereto bear to the aggregate principal amount of [Unsecured Notes] set forth opposite the names of all such non-defaulting Underwriters, to purchase the [Unsecured Notes] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the principal amount of [Unsecured Notes] which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such principal amount of [Unsecured
Notes] without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase [Unsecured Notes] and the aggregate principal amount of [Unsecured Notes] with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the [Unsecured Notes] then this Agreement shall terminate without liability on the part of any defaulting Underwriter; provided, however, that the non-defaulting Underwriters may agree, in their sole discretion, to purchase the [Unsecured Notes] which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), then this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the [Unsecured Notes] without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

      Nothing herein contained shall release any defaulting Underwriter from its
liability  to  the  Company  or  any  non-defaulting   Underwriter  for  damages
occasioned by its default hereunder.

      8. Termination of Agreement by the Underwriters: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Underwriters' ability to market the [Unsecured Notes] shall have been materially adversely affected because:

                  (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

                  (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

                  (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

                  (iv) there shall have been any decrease in the ratings of the Company's first mortgage bonds by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) or either Moody's or S&P shall publicly announce that it has such first mortgage bonds under consideration for possible downgrade.

            If the Representative elects to terminate this Agreement, as provided in this Section 8, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the [Unsecured Notes] to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     9. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following
addresses:          if         to         the          Underwriters,          to
_______________________________________________________________,              as
Representative,  _____________________________________________,  and,  if to the
Company, to American Electric Power Company, Inc., c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of A. A. Pena, Treasurer, (fax 614/223-1687).

      10. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 7 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

      11. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative herein mentioned, if so named) and any party or parties substituted pursuant to Section 7 hereof, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the [Unsecured Notes] from any of the respective Underwriters.

     12. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the Underwriters' performance of their obligations hereunder.

     13. Applicable Law: This Agreement will be governed and construed in accordance with the laws of the State of New York.

     14. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                         AMERICAN ELECTRIC POWER COMPANY, INC.


                         By:____________________________
                                   A. A. Pena
                                    Treasurer


______________________________
        as Representative
and on behalf of the Underwriters
   named in Exhibit 1 hereto


By:____________________________





                                    EXHIBIT 1

            Name                                            Principal Amount